UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2007

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On April 26, 2007, registrant issued a press release entitled “Halliburton Announces First Quarter Earnings of $0.54 Per Diluted Share; Continuing Operations Contributed $0.52 Per Diluted Share.”

HALLIBURTON ANNOUNCES FIRST QUARTER EARNINGS
OF $0.54 PER DILUTED SHARE; CONTINUING OPERATIONS CONTRIBUTED $0.52 PER DILUTED SHARE

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that net income for the first quarter of 2007 was $0.54 per diluted share, which includes the results of KBR, Inc. in discontinued operations. Income from continuing operations in the first quarter of 2007 was $529 million, or $0.52 per diluted share. This compares to income from continuing operations of $449 million, or $0.42 per diluted share, in the first quarter of 2006.

Halliburton’s consolidated revenue in the first quarter of 2007 was $3.4 billion, up 17% from the first quarter of 2006. This increase was attributable to higher worldwide activity and the company’s focus on investing in and expanding Eastern Hemisphere operations.

Consolidated operating income was $788 million in the first quarter of 2007 compared to $692 million in the first quarter of 2006. Results benefited from increased customer activity, pricing gains, and new international contract awards.

“This quarter marks the start of a new chapter in Halliburton’s history as we completed the separation of KBR. I am encouraged by the prospects that await us,” said Dave Lesar, chairman, president, and chief executive officer.  “We are now completely focused on the global growth opportunities in our energy services business. The first quarter saw many positives for Halliburton. Sperry Drilling Services, Wireline and Perforating, Cementing Services, and Baroid Fluid Services all posted revenue that met or exceeded their best quarters ever. Also, we saw revenue growth in the Middle East of 20% year-over-year and 8% sequentially. However, this was overshadowed by a challenging market in the United States for our Production Enhancement business where a combination of weather delays and lower commodity prices had a negative impact. We believe that with the actions we have already taken, coupled with improving market conditions, Production Enhancement operations should improve later this year.”

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2007 First Quarter Results

Production Optimization operating income for the first quarter of 2007 was $325 million, a decrease of $8 million or 2% from the first quarter of 2006. Production Enhancement services operating income fell 11%, primarily in Canada and the United States Rocky Mountains. These markets were impacted by increased costs related to lower-than-anticipated activity in the first quarter of 2007, driven by decreases in natural gas prices and weather delays. Completion Tools operating income grew 40%, led by increased product sales in the United States and Africa. The company’s intelligent well completions joint venture, however, experienced reduced results in the first quarter of 2007 due to manufacturing and supply chain constraints.

Fluid Systems operating income for the first quarter of 2007 was $214 million, a $25 million or 13% increase over the first quarter of 2006, with Eastern Hemisphere operating income increasing 38%. Cementing Services operating income increased 10% compared to the prior year’s first quarter. Cementing Services were negatively impacted in the first quarter of 2007 by the slowdown in Canada. Outside of North America, Cementing services operating income grew 50% over the prior year’s quarter, reflecting new contract awards and improved pricing. Baroid Fluid Services operating income grew 23% from participation on deeper wells, increased activity, and improved pricing, particularly in the United States, northern Africa, and Mexico.

Drilling and Formation Evaluation operating income for the first quarter of 2007 was $256 million, a $77 million or 43% increase over the prior year’s first quarter. Sperry Drilling Services operating income increased 49%, with over 65% of the operating income growth coming from the Eastern Hemisphere. Sperry Drilling Services operating income in the United States grew 36%, benefiting from new contracts in Alaska and increased directional drilling activity throughout the lower 48 states. Wireline and Perforating Services operating income increased 44%, with increased activity in the United States and the Middle East, as well as new contract wins in Africa and Asia Pacific. Security DBS Drill Bits operating income improved 19% over the prior year’s first quarter, reflecting strong fixed-cutter bit activity in the United States.

Digital and Consulting Solutions operating income in the first quarter of 2007 was $50 million, essentially flat as compared to the prior year’s quarter. Landmark’s operating income grew due to improved sales of software in Europe and Asia Pacific.

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Technology and Significant Achievements

Halliburton made a number of advances in technology, expansion, and business structure changes.

•
Halliburton announced that it had completed the final separation of KBR, Inc. on April 5, 2007.  Halliburton accepted 85,273,184 shares of Halliburton common stock in exchange for 135,627,000 shares of KBR, Inc. common stock. KBR’s results are presented as discontinued operations for all periods presented. Since the transaction occurred subsequent to the first quarter of 2007, Halliburton’s share count for purposes of the first quarter 2007 earnings per share calculation does not reflect the reduction in Halliburton shares.

•
Halliburton won the 2007 Offshore Energy Achievement Award in Well Construction for its Sperry Drilling Services’ ReFlexRite® multilateral system. The ReFlexRite system technology is an important step toward extending the productive life of existing wells in mature fields in a cost-effective manner. The system makes it possible to convert a simple horizontal well into a multilateral well, while simultaneously maintaining the production from the original wellbore.

•
Security DBS Drill Bits announced it has added a breakthrough technology to its suite of Hole Enlargement products and solutions. The XR™ reamer line of tools is designed for both conventional and rotary steerable applications, and it provides the industry’s only available concentric hole enlargement technology that is also capable of enlarging a pilot hole more than 40% while drilling. XR reamer tools offer activation and deactivation capabilities that allow the hole to be selectively enlarged based on existing casing-shoe and well-design parameters.

•
Halliburton is opening a new manufacturing center in Monterrey, Mexico, to meet its customers’ increasing demands for energy services products. The 9,290-square-meter leased facility is expected to open in May 2007.

•
Halliburton has announced that it has entered into a definitive agreement to purchase, subject to regulatory approvals, PSL Energy Services, Limited (PSLES), a leading Eastern Hemisphere provider of process, pipeline, and well intervention services. PSLES is headquartered in the United Kingdom and has approximately 1,000 employees with operations in the United Kingdom, Norway, the Middle East, Azerbaijan, Algeria, and Asia Pacific.

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Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 45,000 employees in nearly 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; changes in the demand for or price of oil and/or natural gas, structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2006, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)
	Three Months		Three Months
	Ended		Ended
	March 31		December 31
	2007	2006	2006
Revenue:
Production Optimization	$1,337	$1,196	$1,454
Fluid Systems	993	836	964
Drilling and Formation Evaluation	917	725	877
Digital and Consulting Solutions	175	181	214
Total revenue	$3,422	$2,938	$3,509
Operating income (loss):
Production Optimization	$325	$333	$455
Fluid Systems	214	189	217
Drilling and Formation Evaluation	256	179	238
Digital and Consulting Solutions	50	50	77
General corporate	(57)	(59)	(64)
Total operating income	788	692	923
Interest expense	(38)	(42)	(41)
Interest income	38	23	35
Foreign currency, net	(3)	(1)	(8)
Other, net	-	3	-
Income from continuing operations before income taxes
and minority interest	785	675	909
Provision for income taxes	(259)	(223)	(278)
Minority interest in net (income) loss of subsidiaries	3	(3)	(4)
Income from continuing operations	529	449	627
Income from discontinued operations, net	23 (a )	39	31
Net income	$552	$488	$658
Basic income per share:
Income from continuing operations	$0.53	$0.44	$0.63
Income from discontinued operations, net	0.02 (a )	0.04	0.03
Net income	$0.55	$0.48	$0.66
Diluted income per share:
Income from continuing operations	$0.52	$0.42	$0.61
Income from discontinued operations, net	0.02 (a )	0.04	0.03
Net income	$0.54	$0.46	$0.64
Basic weighted average common shares outstanding	992	1,024	996
Diluted weighted average common shares outstanding	1,025	1,068	1,030

(a)	Income from discontinued operations, net, in the first quarter of 2007 included Halliburton’s 81% share of KBR, Inc.’s $28 million in net income in the first quarter of 2007.

See Footnote Table 1 for a list of significant items included in operating income.

All periods presented reflect the reclassification of KBR, Inc. to discontinued operations and the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)
	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and marketable investments	$3,043	$2,938
Receivables, net	2,700	2,629
Inventories, net	1,430	1,235
Current assets of discontinued operations	4,012	3,898
Other current assets	560	490
Total current assets	11,745	11,190

Property, plant, and equipment, net	2,758	2,557
Noncurrent assets of discontinued operations	1,441	1,497
Other assets	1,771	1,616
Total assets	$17,715	$16,860

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$739	$655
Current maturities of long-term debt	11	26
Current liabilities of discontinued operations	2,909	2,831
Other current liabilities	1,450	1,222
Total current liabilities	5,109	4,734

Long-term debt	2,785	2,783
Noncurrent liabilities of discontinued operations	1,000	981
Other liabilities	864	917
Total liabilities	9,758	9,415
Minority interest in consolidated subsidiaries	65	69
Shareholders’ equity (a)	7,892	7,376
Total liabilities and shareholders’ equity	$17,715	$16,860
a)
Effective January 1, 2007, the company adopted Financial Accounting Standards Board Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” As a result of the adoption of FIN 48, the company recognized a $4 million decrease in the liability for unrecognized tax benefits and a $34 million increase in accrued interest and penalties, which were accounted for as a net reduction of $30 million to the January 1, 2007 balance of retained earnings. Of the $34 million increase in accrued interest and penalties, $10 million was attributable to KBR, Inc., which is reported as discontinued operations in the condensed consolidated financial statements for all periods presented.

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HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)
	Three Months					Year
	Ended	Three Months Ended				Ended
	March 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2006	2006	2006	2006	2006
Capital expenditures	$303	$138	$201	$230	$265	$834

Depreciation, depletion, and amortization	$131	$117	$117	$122	$124	$480

					Year
	Three Months Ended				Ended
2005	March 31	June 30	September 30	December 31	December 31
Capital expenditures	$131	$129	$164	$151	$575

Depreciation, depletion, and amortization	$110	$112	$111	$115	$448
All periods presented reflect the reclassification of KBR, Inc. to discontinued operations.

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HALLIBURTON COMPANY
Revenue and Operating Income
By Operating Segment
(Millions of dollars)
(Unaudited)

					Year
	Three Months Ended				Ended
2006	March 31	June 30	September 30	December 31	December 31
Revenue:
Production Optimization	$1,196	$1,292	$1,418	$1,454	$5,360
Fluid Systems	836	870	928	964	3,598
Drilling and Formation Evaluation	725	774	845	877	3,221
Digital and Consulting Solutions	181	180	201	214	776
Total revenue	$2,938	$3,116	$3,392	$3,509	$12,955

Operating income:
Production Optimization	$333	$368	$417	$455	$1,573
Fluid Systems	189	201	217	217	824
Drilling and Formation Evaluation	179	194	233	238	844
Digital and Consulting Solutions	50	51	63	77	241
General corporate	(59)	(54)	(60)	(64)	(237)
Total operating income	$692	$760	$870	$923	$3,245

					Year
	Three Months Ended				Ended
2005	March 31	June 30	September 30	December 31	December 31
Revenue:
Production Optimization	$834	$971	$1,032	$1,154	$3,991
Fluid Systems	631	699	731	776	2,837
Drilling and Formation Evaluation	555	641	663	693	2,552
Digital and Consulting Solutions	164	160	171	225	720
Total revenue	$2,184	$2,471	$2,597	$2,848	$10,100

Operating income:
Production Optimization	$290	$240	$259	$306	$1,095
Fluid Systems	120	142	146	165	573
Drilling and Formation Evaluation	96	146	150	168	560
Digital and Consulting Solutions	29	16	36	66	147
General corporate	(54)	(59)	(50)	(48)	(211)
Total operating income	$481	$485	$541	$657	$2,164

    See Footnote Table 1 for a list of significant items included in operating income.

    All periods presented reflect the reclassification of KBR, Inc. to discontinued operations and the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months					Year
	Ended	Three Months Ended				Ended
	March 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2006	2006	2006	2006	2006
Revenue:
North America	$1,672	$1,513	$1,541	$1,738	$1,666	$6,458
Latin America	404	351	355	390	418	1,514
Europe/Africa/CIS	783	607	694	721	838	2,860
Middle East/Asia	563	467	526	543	587	2,123
Total revenue	$3,422	$2,938	$3,116	$3,392	$3,509	$12,955

Operating income:
North America	$494	$493	$481	$571	$539	$2,084
Latin America	75	55	68	82	95	300
Europe/Africa/CIS	149	100	135	138	214	587
Middle East/Asia	127	103	130	139	139	511
General corporate	(57)	(59)	(54)	(60)	(64)	(237)
Total operating income	$788	$692	$760	$870	$923	$3,245

					Year
	Three Months Ended				Ended
2005	March 31	June 30	September 30	December 31	December 31
Revenue:
North America	$1,059	$1,136	$1,270	$1,354	$4,819
Latin America	314	334	323	373	1,344
Europe/Africa/CIS	469	570	595	640	2,274
Middle East/Asia	342	431	409	481	1,663
Total revenue	$2,184	$2,471	$2,597	$2,848	$10,100

Operating income:
North America	$364	$299	$359	$400	$1,422
Latin America	48	42	43	70	203
Europe/Africa/CIS	66	110	107	127	410
Middle East/Asia	57	93	82	108	340
General corporate	(54)	(59)	(50)	(48)	(211)
Total operating income	$481	$485	$541	$657	$2,164

      See Footnote Table 2 for a list of significant items included in operating income.

 All periods presented reflect the reclassification of certain expenses that were previously allocated to the segments and are now included in general corporate expenses.  Also, the results for Sakhalin have been reclassified from Middle East/Asia to Europe/Africa/CIS.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Income by Operating Segment
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005		March 31, 2005
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Production Optimization:
Gain on sale of lift boats	$48	$0.03	$-	$-	$-	$-
Subsea 7, Inc. gain on sale	-	-	-	-	110	0.08
Drilling and Formation
Evaluation:
Intellectual property settlement	-	-	24	0.02	-	-

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005		March 31, 2005
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
North America:
Intellectual property settlement	$-	$-	$12	$0.01	$-	$-
Subsea 7, Inc. gain on sale	-	-	-	-	107	0.08
Latin America:
Intellectual property settlement	-	-	2	-	-	-
Europe/Africa/CIS:
Gain on sale of lift boats	48	0.03	-	-	-	-
Intellectual property settlement	-	-	6	0.01	-	-
Subsea 7, Inc. gain on sale	-	-	-	-	3	-
Middle East/Asia:
Intellectual property settlement	-	-	4	-	-	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: April 30, 2007	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary